UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 26, 2016
Fitbit, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001- 37444	20-8920744

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

405 Howard Street
San Francisco, California	94105

(Address of Principal Executive Offices)	(Zip Code)

(415) 513-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on May 31, 2016 (the “Original 8-K”) by Fitbit, Inc. (the “Company”). The sole purpose of this amendment is to disclose the Company’s Board of Directors’ decision, following the Company’s 2016 Annual Meeting of Stockholders held on May 26, 2016, as to how frequently the Company will conduct future stockholder non-binding advisory votes regarding the compensation to be paid by the Company to its named executive officers. No other changes have been made to the Original Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(d) As previously reported by the Company, at the Company’s 2016 Annual Meeting of Stockholders held on May 26, 2016, the Company’s stockholders selected, on a non-binding advisory basis, three years as the frequency with which the Company will hold a non-binding advisory vote to approve the compensation to be paid by the Company to its named executive officers, in accordance with U.S. Securities and Exchange Commission rules and regulations. Based on these results and consistent with the Company’s recommendation, the Company’s Board of Directors has determined that the Company will conduct future stockholder non-binding advisory votes regarding the compensation to be paid by the Company to its named executive officers once every three years. This policy will remain in effect until the next stockholder vote on the frequency of stockholder advisory votes on the compensation of named executive officers, expected to be held at the Company’s 2022 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FITBIT, INC.

Date:	July 29, 2016	By:	/s/ Andy Missan
Name: Andy Missan
Title: Executive Vice President, General Counsel, and Secretary